UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2026

HawkEye 360, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43266	47-5078666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Springpark Place, Suite 500 Herndon, Virginia	20170
(Address of Principal Executive Offices)	(Zip Code)
(571) 203-0360
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HAWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01    Entry into a Material Definitive Agreement.
On May 19, 2026, HawkEye 360, Inc. (the “Company”) entered into a new revolving credit agreement (the “Credit Agreement”) by and among the Company, certain subsidiaries of the Company party thereto as guarantors, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer. The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $125.0 million (the “Revolving Credit Facility”). The Revolving Credit Facility matures on May 19, 2031.
Any loans under the Revolving Credit Facility will bear interest at a variable rate per annum equal to, at the Company’s option, either (a) Term SOFR plus an applicable margin ranging from 2.25% to 3.00% per annum or (b) an alternative base rate plus an applicable margin ranging from 1.25% to 2.00% per annum, in each case determined by reference to the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement). A commitment fee ranging from 0.250% to 0.500% per annum, determined by reference to the Company’s Total Net Leverage Ratio, shall apply on the unused commitments under the Revolving Credit Facility.
The Revolving Credit Facility is guaranteed by each of the Company’s existing and future direct and indirect material domestic subsidiaries and secured by first-priority liens on substantially all of the Company’s and the guarantors’ personal property assets and certain equity interests, in each case, subject to customary exceptions.
The Revolving Credit Facility contains customary affirmative and negative covenants, including limitations on the Company’s ability and certain of the Company’s subsidiaries’ abilities to: (i) create liens; (ii) incur additional indebtedness (including guarantees and other contingent obligations); (iii) make certain investments, loans and advances (including acquisitions); (iv) effect fundamental changes, including mergers and consolidations; (v) make dispositions of assets; and (vi) pay dividends or make distributions or other restricted payments, in each case, subject to certain qualifications and exceptions.

In addition, the Revolving Credit Facility requires the Company to comply with the following financial covenants, each tested quarterly on a trailing four fiscal quarter basis:

•Maintenance of a maximum Total Net Leverage Ratio (as defined in the Credit Agreement) not to exceed 3.50:1.00, stepping down to 3.00:1.00 after six full fiscal quarters following the closing date of the Revolving Credit Facility. The maximum Total Net Leverage Ratio may be increased by 0.50x for specified periods following certain material acquisitions, subject to limitations.

•Maintenance of a minimum Interest Coverage Ratio (as defined in the Credit Agreement) of not less than 3.00:1.00.
The Revolving Credit Facility contains customary events of default, including: (i) failure to pay principal, interest, fees or other amounts under the Revolving Credit Facility when due, taking into account any applicable grace period; (ii) any representation or warranty proving to have been incorrect in any material respect when made; (iii) failure to perform or observe covenants or other terms of the Revolving Credit Facility, subject to certain grace periods; (iv) a cross-default with respect to other material indebtedness; (v) bankruptcy and insolvency events; (vi) inability to pay debts or attachment; (vii) material judgments; (viii) certain ERISA events; (ix) the invalidity or impairment of any loan document or any security interest; (x) a change of control; (xi) debarment; and (xii) actions with respect to material government contracts that would reasonably be expected to have a material adverse effect.
The Company has previously entered into commercial financial arrangements with certain of the lenders under the Revolving Credit Facility, and each of these entities and/or their affiliates has in the past provided financial, advisory, investment banking and other services to the Company and its affiliates, including serving as underwriters for Company’s initial public offering of its common stock.
The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.
On May 18, 2026, the Company repaid in full all outstanding borrowings under the Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank (the “Senior Term Loan”) and the Mezzanine Loan and Security Agreement with First-Citizens Bank & Trust Company, as agent (the “Mezzanine Loan”). Upon such repayment, all commitments under each of the Senior Term Loan and the Mezzanine Loan were terminated and all security interests securing the obligations thereunder were released.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*
Credit Agreement, dated May 19, 2026, among the Company, certain subsidiaries of the Company party thereto, as guarantors, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

104	The cover page from HawkEye 360, Inc.’s Form 8-K filed on May 21, 2026, formatted in Inline XBRL.
* Pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HawkEye 360, Inc.

Dated: May 21, 2026	By:	/s/ John Serafini
John Serafini
President and Chief Executive Officer